EXHIBIT NO. 23.1


                                  Consent of

                   Independent Certified Public Accountants





THCG, Inc.
New York, New York

As independent public accountants, we hereby consent to the incorporation by reference in the registration statement of our reports dated August 30, 2000 included in THCG, Inc.'s Form 10-K/A for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


Very truly yours,

/s/ Arthur Andersen, LLP
------------------------
Arthur Andersen, LLP



New York, New York
August 30, 2000